UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2026, Apogee Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the Underwriters named therein (the “Underwriters”), to issue and sell 5,000,000 shares of the Company’s common stock at a public offering price of $70.00 per share (the “Offering”). In addition, the Company has granted the Underwriters an option (the “Option”) for a period of 30 days to purchase up to an additional 750,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions, which the underwriters exercised in full on March 25, 2026.

The net proceeds from the Offering, including proceeds from the exercise in full of the Option by the Underwriters, are expected to be approximately $377.4 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses.

The securities described above were offered pursuant to a shelf registration statement (File No. 333-281503), which became effective on August 12, 2024. A final prospectus supplement dated March 24, 2026 relating to and describing the terms of the Offering was filed with the U.S. Securities and Exchange Commission on March 25, 2026. The Offering is expected to close on March 26, 2026.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of the common stock in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 24, 2026, by and among Apogee Therapeutics, Inc., Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: March 25, 2026	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer